FB Financial Corporation Reports Strong 2019 Third Quarter Results
Reported diluted EPS of $0.76 with ROAA of 1.59% and ROATCE of 17.5%
Adjusted diluted EPS of $0.77, up 13.2% from Q3 2018, with ROAA of 1.61% and ROATCE of 17.7%

NASHVILLE, TENNESSEE--(BUSINESS WIRE)--October 21, 2019--FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $24.0 million, or $0.76 per diluted common share, for the third quarter of 2019, compared to net income of $21.4 million, or $0.68 per diluted common share, for the third quarter of 2018. On an adjusted basis, excluding merger and mortgage restructuring expenses, net income per diluted common share was $0.77 for the third quarter of 2019 compared to $0.70 for the second quarter of 2019 and $0.68 for the third quarter of 2018.
President and Chief Executive Officer, Christopher T. Holmes stated, “Our strong third quarter results reflect the continued execution by our team and the strength of our markets. Our growth in loans and deposits and our strong net interest margin reflect our continued discipline and our focus on growing our bank with great customers across all of our markets. While balancing growth and profitability in a challenging rate environment, the team produced strong adjusted returns on average assets of 1.61% and average tangible equity of 17.7%. In addition, we completed the restructure of our mortgage business and announced the acquisition of a very high quality community bank. ”

Holmes further commented, “During the quarter, we announced the acquisition of Farmers National Bank of Scottsville (KY) with total assets of $252.5 million, loans of $178.4 million and deposits of $203.9 million. Farmers National fits well with our strategy, culture and geography while providing attractive returns for our shareholders. We are excited to welcome their team and customers to the FirstBank family.”

Performance Summary

	2019		2018	Annualized
(dollars in thousands, expect per share data)	Third Quarter	Second Quarter	Third Quarter	3Q19 / 2Q19 % Change	3Q19 / 3Q18 % Change
Balance Sheet Highlights
Investment securities	$671,781	$678,457	$609,568	(3.90)%	10.2%
Loans - held for sale	305,493	294,699	323,486	14.5%	(5.56)%
Loans - held for investment (HFI)	4,345,344	4,289,516	3,538,531	5.16%	22.8%
Allowance for loan losses	31,464	30,138	27,608	17.5%	14.0%
Total assets	6,088,895	5,940,402	5,058,167	9.92%	20.4%
Customer deposits	4,896,327	4,812,962	4,017,391	6.87%	21.9%
Brokered and internet time deposits	25,436	29,864	112,082	(58.8)%	(77.3)%
Total deposits	4,921,763	4,842,826	4,129,473	6.47%	19.2%
Borrowings	307,129	257,299	210,968	76.8%	45.6%
Total shareholders' equity	744,835	718,759	648,731	14.4%	14.8%
Tangible book value per share*	$18.03	$17.18	$16.25
Tangible common equity to tangible assets*	9.4%	9.2%	10.2%
* Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the
      Supplemental Financial Information, which accompanies this Earnings Release, as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release
      Presentation issued October 21, 2019 for a reconciliation and discussion of this non-GAAP measure.

FB Financial Corporation
2019 Third Quarter Results

	2019		2018
(dollars in thousands, except share data)	Third Quarter	Second Quarter	Third Quarter
Results of operations
Net interest income	$58,305	$57,023	$52,755
NIM	4.28%	4.39%	4.71%
Provision for loan losses	$1,831	$881	$1,818
Net charge-off ratio	0.05%	0.05%	0.06%
Noninterest income	$38,145	$32,979	$34,355
Mortgage banking income	$29,193	$24,526	$26,649
Total revenue	$96,450	$90,002	$87,110
Noninterest expenses	$62,935	$64,119	$57,213
Merger and mortgage restructuring expenses	$407	$4,612	$—
Efficiency ratio	65.3%	71.2%	65.7%
Core efficiency ratio*	64.5%	65.9%	65.7%
Pre-tax income	$31,684	$25,002	$28,079
Total mortgage banking pre-tax contribution, adjusted*	$5,375	$2,563	$1,467
Net income	$23,966	$18,688	$21,377
Diluted earnings per share	$0.76	$0.59	$0.68
Effective tax rate	24.4%	25.3%	23.9%
Net income, adjusted*	$24,267	$22,098	$21,377
Diluted earnings per share, adjusted*	$0.77	$0.70	$0.68
Weighted average number of shares outstanding- fully diluted	31,425,573	31,378,018	31,339,628
Actual shares outstanding - period end	30,927,664	30,865,636	30,715,792
Returns on average:
Assets ("ROAA")	1.59%	1.30%	1.72%
Adjusted*	1.61%	1.54%	1.72%
Equity ("ROAE")	13.0%	10.6%	13.3%
Tangible common equity ("ROATCE")*	17.5%	14.4%	17.4%
Adjusted*	17.7%	17.0%	17.4%
* Certain measures are considered non-GAAP financial measures. See "Use of non-GAAP Financial Measures" and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as "Use of non-GAAP Financial Measures" and the Appendix in the Earnings Release Presentation issued October 21, 2019, for a reconciliation and discussion of this non-GAAP measure.

Prudent and Balanced Growth
The Company grew loans (HFI) by $55.8 million during the third quarter of 2019, or 5.16% annualized while average loans (HFI) increased 12.3% annualized from last quarter. Year over year organic loan growth was 12.2%. Contractual loan yields decreased from 5.57% in the second quarter to 5.50% in the third quarter, related to the lower interest rate environment.
During the third quarter of 2019, the Company grew customer deposits by $83.4 million, primarily driven by $102.5 million increase in noninterest-bearing deposits, offset by a $76.5 million decrease in time deposits. The Company reduced its cost of deposits to 1.11% from 1.14% in the second quarter of 2019. Noninterest-bearing deposits increased to 24.7% of total deposits at September 30, 2019, from 23.0% at June 30, 2019. Loans (HFI) to deposits slightly decreased from 88.6% last quarter to 88.3% this quarter.
The Company’s net interest income increased $1.3 million to $58.3 million from $57.0 million last quarter. The Company’s net interest margin (“NIM”) was 4.28% for the third quarter of 2019, compared to 4.39% and 4.71% for the second quarter of 2019 and the third quarter of 2018, respectively. Accretion related to purchased loans and nonaccrual interest contributed 16 basis points to the NIM in the third quarter of 2019 compared to 17 and 25 basis points for the second quarter of 2019 and the third quarter of 2018, respectively. Overall, the NIM was impacted by a 15 basis point decline in the yields on interest-earning assets offset by a 4 basis point decline in the rate on interest-bearing liabilities.
Noninterest Income Improves with Mortgage Results
During the quarter, the lower interest rate environment drove increased results from our mortgage business. Noninterest income was $38.1 million for the third quarter of 2019, compared to $33.0 million for the second quarter of 2019 and $34.4 million for the third quarter of 2018. Mortgage banking income was $29.2 million for the third quarter of 2019, compared to $24.5 million for the second quarter of 2019 and $26.6 million for the third quarter of 2018. Interest rate lock commitment volume totaled $1.64 billion in the third quarter of 2019 compared to $1.82 billion in the second quarter of 2019 and $1.70 billion in the third quarter of 2018, benefiting from the lower rate environment in the retail and Consumer Direct channels.

FB Financial Corporation
2019 Third Quarter Results

During the third quarter of 2019, the Company’s total mortgage pre-tax direct contribution was $5.4 million, excluding mortgage restructuring expense of $0.1 million. This compares to the $2.6 million contribution, excluding mortgage restructuring expense of $0.8 million, in the second quarter of 2019 and $1.5 million in the third quarter of 2018.
Holmes commented, “We completed the restructuring of the mortgage division allowing us to focus on our core business and produce outstanding operating results, capitalizing on the lower rate environment. Our smaller and more focused team is working to grow their customer base and refine their operations and continues to make impressive progress.”
Noninterest Expenses
Noninterest expense was $62.9 million for the third quarter of 2019, compared to $64.1 million for the second quarter of 2019 and $57.2 million for the third quarter of 2018. Adjusted for merger and mortgage restructuring expenses, noninterest expense was $62.5 million for the third quarter of 2019 and $59.5 million for the second quarter of 2019. The increase from the second quarter was primarily driven by higher mortgage expenses and increased incentives and other expenses from banking operations.
Chief Financial Officer James R. Gordon noted, “Noninterest expenses remained under control while continuously investing in our teams and infrastructure this quarter along with increased mortgage operating expenses driven by higher volumes in our retail channels. Our core efficiency ratio was down slightly to 64.5% from last quarter.”
Asset Quality Remains Strong
During the third quarter of 2019, the Company recognized a provision for loan losses of $1.8 million, reflecting loan growth, renewals of previously acquired loans, stable credit metrics, changing economic outlook and net charge-offs of 0.05% of average loans. The Company's nonperforming assets slightly increased at September 30, 2019 to 0.62% of total assets compared to 0.59% at June 30, 2019. Nonperforming loans were 0.47% of loans held for investment at September 30, 2019, compared to 0.43% at June 30, 2019.
Capital Positioned for Growth
“Our earnings continue to provide capital for growth and the opportunity to continue our previously announced quarterly cash dividend of eight cents per share. With our tangible common equity at 9.4% of tangible assets, we continue to manage our capital levels with our dividend and maintain our repurchase authorization. We remain focused on delivering strong equity returns with a 17.7% adjusted return on average tangible equity this quarter driving a 10.9% increase in tangible book value per share to $18.03 from last year," commented Gordon.
Summary
Holmes further commented, “Our results reflect the hard work of our team in balancing growth and profitability during a quarter with economic and interest rate challenges. In addition to the operating results, we announced a high quality acquisition, and momentum continues to build. We are proud of our team and our results this quarter and look forward to a bright future.”
WEBCAST AND CONFERENCE CALL INFORMATION
The live broadcast of FB Financial Corporation’s earnings conference call will begin at 8:00 a.m. CT on Tuesday, October 22, 2019, and the conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1631/31780. An online replay will be available approximately an hour following the conclusion of the live broadcast.
ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 68 full-service bank branches across Tennessee, North Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $6.1 billion in total assets.
MEDIA CONTACT:                FINANCIAL CONTACT:
Jeanie M. Rittenberry                James R. Gordon
615-313-8328                    615-564-1212
jrittenberry@firstbankonline.com         jgordon@firstbankonline.com
www.firstbankonline.com                 investorrelations@firstbankonline.com
SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION

FB Financial Corporation
2019 Third Quarter Results

Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on October 21, 2019.
BUSINESS SEGMENT RESULTS
The Company has included its business segment financial tables as part of this Earnings Release. A detailed discussion of our business segments is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018, and investors are encouraged to review that discussion in conjunction with this Earnings Release.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this earnings release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the proposed merger (the “FNB merger”) with Farmers National Bank of Scottsville (“FNB”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and that are beyond FB Financial’s control. Although FB Financial believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this release, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) the risk that the cost savings and any revenue synergies from the proposed FNB merger or another acquisition may not be realized or take longer than anticipated to be realized, (2) disruption from the proposed FNB merger with customer, supplier, or employee relationships, (3) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with FNB, (4) the failure to obtain necessary regulatory approvals for the FNB merger, (5) the failure to obtain the approval of FNB’s shareholders for the FNB merger, (6) the possibility that the costs, fees, expenses, and charges related to the FNB merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (7) the failure of the conditions to the FNB merger to be satisfied, (8) the risks related to the integration of acquired businesses (including the proposed FNB merger, FB Financial’s recent acquisition of branches from Atlantic Capital Bank, and any future acquisitions), including the risk that the integration of the acquired operations with those of FB Financial will be materially delayed or will be more costly or difficult than expected, (9) the risks associated with FB Financial’s pursuit of future acquisitions, (10) the risk of expansion into new geographic or product markets, (11) reputational risk and the reaction of the parties’ customers to the FNB merger, (12) FB Financial’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, (13) the risk of potential litigation or regulatory action related to the FNB merger, and (14) general competitive, economic, political, and market conditions, as well as the other risk factors set forth in our December 31, 2018 Form 10-K, filed with the Securities and Exchange Commission on March 12, 2019, under the captions “Cautionary note regarding forward-looking statements” and “Risk factors”.
GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, adjusted net income, adjusted diluted earnings per share, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, adjusted return on average assets and equity and core total revenue.  Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted measures. The corresponding Supplemental Financial Information and Earnings Release Presentation also presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on tangible common equity, return on average tangible common equity and adjusted return on average tangible common equity.  Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.

FB Financial Corporation
2019 Third Quarter Results

The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation issued October 21, 2019, for a discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.

FB Financial Corporation
2019 Third Quarter Results

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)
	2019		2018
	Third Quarter	Second Quarter	Third Quarter
Statement of Income Data
Total interest income	$73,242	$71,719	$62,612
Total interest expense	14,937	14,696	9,857
Net interest income	58,305	57,023	52,755
Provision for loan losses	1,831	881	1,818
Total noninterest income	38,145	32,979	34,355
Total noninterest expense	62,935	64,119	57,213
Net income before income taxes	31,684	25,002	28,079
Income tax expense	7,718	6,314	6,702
Net income	$23,966	$18,688	$21,377
Net interest income (tax—equivalent basis)	$58,769	$57,488	$53,161
Net income, adjusted*	$24,267	$22,098	$21,377
Per Common Share
Diluted net income	$0.76	$0.59	$0.68
Diluted net income, adjusted*	0.77	0.70	0.68
Book value	24.08	23.29	21.12
Tangible book value*	18.03	17.18	16.25
Weighted average number of shares outstanding- fully diluted	31,425,573	31,378,018	31,339,628
Period-end number of shares	30,927,664	30,865,636	30,715,792
Selected Balance Sheet Data
Cash and cash equivalents	$242,997	$164,336	$181,630
Loans held for investment (HFI)	4,345,344	4,289,516	3,538,531
Allowance for loan losses	(31,464)	(30,138)	(27,608)
Loans held for sale	305,493	294,699	323,486
Investment securities, at fair value	671,781	678,457	609,568
Other real estate owned, net	16,076	15,521	13,587
Total assets	6,088,895	5,940,402	5,058,167
Customer deposits	4,896,327	4,812,962	4,017,391
Brokered and internet time deposits	25,436	29,864	112,082
Total deposits	4,921,763	4,842,826	4,129,473
Borrowings	307,129	257,299	210,968
Total shareholders' equity	744,835	718,759	648,731
Selected Ratios
Return on average:
Assets	1.59%	1.30%	1.72%
Shareholders' equity	13.0%	10.6%	13.3%
Tangible common equity*	17.5%	14.4%	17.4%
Average shareholders' equity to average assets	12.2%	12.3%	12.9%
Net interest margin (NIM) (tax-equivalent basis)	4.28%	4.39%	4.71%
Efficiency ratio (GAAP)	65.3%	71.2%	65.7%
Core efficiency ratio (tax-equivalent basis)*	64.5%	65.9%	65.7%
Loans HFI to deposit ratio	88.3%	88.6%	85.7%
Total loans to deposit ratio	94.5%	94.7%	93.5%
Yield on interest-earning assets	5.37%	5.52%	5.58%
Cost of interest-bearing liabilities	1.50%	1.54%	1.20%
Cost of total deposits	1.11%	1.14%	0.80%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans HFI	0.72%	0.70%	0.78%
Net charge-off's as a percentage of average loans HFI	0.05%	0.05%	0.06%
Nonperforming loans HFI as a percentage of total loans HFI	0.47%	0.43%	0.30%
Nonperforming assets as a percentage of total assets	0.62%	0.59%	0.51%
Preliminary capital ratios (Consolidated)
Shareholders' equity to assets	12.2%	12.1%	12.8%
Tangible common equity to tangible assets*	9.45%	9.22%	10.2%
Tier 1 capital (to average assets)	10.1%	10.0%	11.3%
Tier 1 capital (to risk-weighted assets)	11.3%	11.0%	12.2%
Total capital (to risk-weighted assets)	12.0%	11.6%	12.8%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	10.8%	10.4%	11.5%
*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of Non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these Non-GAAP measures. Investors are encouraged to refer to the discussion of non-GAAP measures included in the corresponding earnings release.

FB Financial Corporation
2019 Third Quarter Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019		2018
Net income, adjusted	Third Quarter	Second Quarter	Third Quarter
Pre-tax net income	$31,684	$25,002	$28,079
Plus merger and mortgage restructuring expenses	407	4,612	—
Pre-tax net income, adjusted	$32,091	$29,614	$28,079
Income tax expense, adjusted	7,824	7,516	6,702
Net income, adjusted	$24,267	$22,098	$21,377
Weighted average common shares outstanding- fully diluted	31,425,573	31,378,018	31,339,628
Diluted earnings per share, adjusted
Diluted earnings per common share	$0.76	$0.59	$0.68
Plus merger and mortgage restructuring expenses	0.01	0.15	—
Less tax effect	—	0.04	—
Diluted earnings per share, adjusted	$0.77	$0.70	$0.68

Net income, adjusted	YTD 2019	2018	2017
Pre-tax net income	$82,249	$105,854	$73,485
Plus merger, offering, and mortgage restructuring expenses	6,694	2,265	19,034
Pre tax net income, adjusted	88,943	108,119	92,519
Income tax expense, adjusted	21,751	26,034	34,749
Net income, adjusted	$67,192	$82,085	$57,770
Weighted average common shares outstanding- fully diluted	31,378,786	31,314,981	28,207,602

Diluted earnings per share, adjusted
Diluted earning per share	$1.97	$2.55	$1.86
Plus merger, offering, and mortgage restructuring expenses	0.21	0.07	0.67
Less tax effect and benefit of enacted tax laws	0.05	0.01	0.48
Diluted earnings per share, adjusted	$2.13	$2.61	$2.05

	2019		2018
Core efficiency ratio (tax-equivalent basis)	Third Quarter	Second Quarter	Third Quarter
Total noninterest expense	$62,935	$64,119	$57,213
Less merger and mortgage restructuring expenses	407	4,612	—
Core noninterest expense	$62,528	$59,507	$57,213
Net interest income (tax-equivalent basis)	$58,769	$57,488	$53,161
Total noninterest income	38,145	32,979	34,355
Less (loss) gain on sales or write-downs of other real estate owned and other assets	(82)	94	446
Less (loss) gain from securities, net	(20)	52	(27)
Core noninterest income	38,247	32,833	33,936
Core revenue	$97,016	$90,321	$87,097
Efficiency ratio (GAAP)(a)	65.3%	71.2%	65.7%
Core efficiency ratio (tax-equivalent basis)	64.5%	65.9%	65.7%
(a) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue.

FB Financial Corporation
2019 Third Quarter Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019		2018
Banking segment core efficiency ratio (tax equivalent)	Third Quarter	Second Quarter	Third Quarter
Core consolidated noninterest expense	$62,528	$59,507	$57,213
Less Mortgage segment core noninterest expense	15,686	17,835	18,821
Core Banking segment noninterest expense	46,842	41,672	38,392
Core revenue	97,016	90,321	87,097
Less Mortgage segment total revenue	18,455	19,119	19,254
Core Banking segment total revenue	$78,561	$71,202	$67,843
Banking segment core efficiency ratio (tax-equivalent basis)	59.6%	58.5%	56.6%

Mortgage segment core efficiency ratio (tax equivalent)
Mortgage segment noninterest expense	$15,798	$18,664	$18,821
Less mortgage restructuring expense	112	829	—
Core Mortgage segment noninterest expense	$15,686	$17,835	$18,821
Mortgage segment total revenue	$18,455	$19,119	19,254
Mortgage segment core efficiency ratio (tax-equivalent basis)	85.0%	93.3%	97.8%

	2019		2018
Mortgage contribution, adjusted	Third Quarter	Second Quarter	Third Quarter
Mortgage segment pre-tax net contribution	$2,657	$455	433
Retail footprint:
Mortgage banking income	10,693	5,451	7,417
Mortgage banking expenses	8,087	4,172	6,383
Retail footprint pre-tax net contribution	2,606	1,279	1,034
Total mortgage banking pre-tax net contribution	$5,263	$1,734	1,467
Plus mortgage restructuring expense	112	829	—
Total mortgage banking pre-tax net contribution, adjusted	$5,375	$2,563	$1,467
Pre-tax net income	$31,684	$25,002	$28,079
% total mortgage banking pre-tax net contribution	16.6%	6.94%	5.22%
Pre-tax net income, adjusted	$32,091	$29,614	$28,079
% total mortgage banking pre-tax net contribution, adjusted	16.7%	8.65%	5.22%

	2019		2018
Tangible assets and equity	Third Quarter	Second Quarter	Third Quarter
Tangible Assets
Total assets	$6,088,895	$5,940,402	$5,058,167
Less goodwill	168,486	168,486	137,190
Less intangibles, net	18,748	19,945	12,403
Tangible assets	$5,901,661	$5,751,971	$4,908,574
Tangible Common Equity
Total shareholders' equity	$744,835	$718,759	$648,731
Less goodwill	168,486	168,486	137,190
Less intangibles, net	18,748	19,945	12,403
Tangible common equity	$557,601	$530,328	$499,138
Common shares outstanding	30,927,664	30,865,636	30,715,792
Book value per common share	$24.08	$23.29	$21.12
Tangible book value per common share	$18.03	$17.18	$16.25
Total shareholders' equity to total assets	12.2%	12.1%	12.8%
Tangible common equity to tangible assets	9.45%	9.22%	10.2%

FB Financial Corporation
2019 Third Quarter Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019		2018
Return on average tangible common equity	Third Quarter	Second Quarter	Third Quarter
Total average shareholders' equity	$731,701	$708,557	$638,388
Less average goodwill	168,486	167,781	137,190
Less average intangibles, net	19,523	20,214	12,803
Average tangible common equity	$543,692	$520,562	$488,395
Net income	$23,966	$18,688	$21,377
Return on average tangible common equity	17.5%	14.4%	17.4%

	2019		2018
Return on average tangible common equity, adjusted	Third Quarter	Second Quarter	Third Quarter
Average tangible common equity	$543,692	$520,562	$488,395
Net income, adjusted	24,267	22,098	21,377
Return on average tangible common equity, adjusted	17.7%	17.0%	17.4%

Return on average tangible common equity	YTD 2019	2018	2017
Total average shareholders' equity	$708,436	$629,922	$466,219
Less average goodwill	157,924	137,190	84,997
Less average intangibles, net	16,897	12,815	8,047
Average tangible common equity	$533,615	$479,917	$373,175
Net income	62,242	80,236	52,398
Return on average tangible common equity	15.6%	16.7%	14.0%

Return on average tangible common equity, adjusted	YTD 2019	2018	2017
Average tangible common equity	$533,615	$479,917	$373,175
Net income, adjusted	67,192	82,085	57,770
Return on average tangible common equity, adjusted	16.8%	17.1%	15.5%

	2019		2018
Return on average assets and equity, adjusted	Third Quarter	Second Quarter	Third Quarter
Net income	$23,966	$18,688	$21,377
Average assets	5,988,572	5,771,371	4,932,197
Average equity	731,701	708,557	638,388
Return on average assets	1.59%	1.30%	1.72%
Return on average equity	13.0%	10.6%	13.3%
Net income, adjusted	$24,267	$22,098	$21,377
Return on average assets, adjusted	1.61%	1.54%	1.72%
Return on average equity, adjusted	13.2%	12.5%	13.3%

Return on average assets and equity, adjusted	YTD 2019	2018	2017
Net income	$62,242	$80,236	$52,398
Average assets	5,647,705	4,844,865	3,811,158
Average equity	708,436	629,922	466,219
Return on average assets	1.47%	1.66%	1.37%
Return on average equity	11.7%	12.7%	11.2%
Net income, adjusted	$67,192	$82,085	$57,770
Return on average assets, adjusted	1.59%	1.69%	1.52%
Return on average equity, adjusted	12.7%	13.0%	12.4%